UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GrowGeneration, Corp.

(Exact name of registrant as specified in its charter)

Colorado	46-5008129
(State of incorporation or organization)	(I.R.S. Employer I.D. No.)

1000 West Mississippi Avenue

Denver, Colorado 80223

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Common Stock of the Registrant to be registered hereunder, reference is made to the information provided under “Description of Capital Stock” of the prospectus dated October 28, 2019 (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2019, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which Prospectus constitutes a part of the Registrant’s Post-Effective Amendment No. 8 to Registration Statement on Form S-1 (Registration No. 333-207889) declared effective by the Commission on October 28, 2019. Such description in such Prospectus is incorporated herein by reference.

Item 2.	Exhibits.

No exhibits are required to be filed as the securities being registered on this form are being registered on an exchange on which no other securities of the Registrant are registered and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 27, 2019

GrowGeneration, Corp.

By:	/s/ Darren Lampert
Darren Lampert Chief Executive Officer

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